EXHIBIT 10.1

AMENDMENT TO THE ORLEANS HOMEBUILDERS, INC.
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Amended and Restated, Effective as of September 27, 2007)

Orleans Homebuilders, Inc., a Delaware corporation (“Employer”), hereby adopts this amendment to the Orleans Homebuilders, Inc. Supplemental Executive Retirement Plan (“Plan”).  This amendment is adopted pursuant to Section 10.1 of the Plan.

BACKGROUND:

The Employer has been the sponsor of the Plan since September 1, 2005.  The Employer amended and restated the Plan on September 27, 2007, which included provisions to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The Plan had been intended to provide lifetime retirement benefits to a key management or highly compensated employee who becomes a participant and who earns and vests in a retirement benefit.  No participant has accrued a retirement benefit or suffered a “Disability,” as defined in the Plan, as of the effective date of this Amendment.  In addition, the Plan provides a death benefit to an eligible participant who dies while employed by the Employer.  The Employer desires to amend the Plan to terminate, effective on and after June 30, 2009 (“Effective Date”), all benefits under the Plan other than the death benefit, and to rename the Plan the “Orleans Homebuilders, Inc. Executive Survivor Benefit Plan.”  As amended, this Plan is intended to be a “death benefit plan” that is not subject to Code Section 409A.

NOW, THEREFORE, the Employer hereby amends the Plan as follows:

1.             Section 5 of the Plan entitled: “Retirement Benefit,” all subsections thereunder, and all of the Plan’s definitions and other provisions to the extent needed to implement the provisions of Section 5, are hereby deleted and, notwithstanding anything in the Plan to the contrary, no benefits described therein shall be payable pursuant to this Plan, paid by the Employer or accrued with regard to any participation in the Plan before, or on or after, June 30, 2009.

2.             Section 7 of the Plan entitled: “Disability Benefit and Authorized Leave of Absence,” all subsections thereunder, and all of the Plan’s definitions and other provisions to the extent needed to implement the provisions of Section 7 are hereby deleted and notwithstanding anything in the Plan to the contrary, no benefits described therein shall be payable pursuant to this Plan, paid by the Employer or accrued with regard to any participation in the Plan before, or on or after, June 30, 2009.

3.             Section 6 of the Plan entitled: “Pre-Retirement Survivor Benefit,” all of the Plan’s definitions and other provisions to the extent needed to implement the provisions of Section 6 shall continue in full force and effect subject to the reserved right of the Employer to amend or terminate the Plan at any time in its sole discretion without notice to any Participant.  In the event that an amount becomes payable under Section 6, the initial payment shall be made no later that the end of the calendar year during which the Participant’s death occurs and each installment payment shall be made no later than the end of the calendar year during which the applicable anniversary of the Participant’s death occurs.

4.             Section 11.13 of the Plan entitled: “Special Provisions on the Occurrence of a Change in Control,” all of the Plan’s definitions and other provisions to the extent needed to implement the provisions of Section 11.13 are hereby deleted and notwithstanding anything in the Plan to the contrary, no benefits described therein shall be payable pursuant to this Plan, paid by the Employer or accrued with regard to any participation in the Plan before, or on or after, June 30, 2009.

5.             This Plan shall be renamed:  the “Orleans Homebuilders, Inc. Executive Survivor Benefit Plan.”

6.             This Amendment shall be effective on June 30, 2009 and with regard to all periods on and after such date.

IN WITNESS WHEREOF, and as evidence of the adoption of this Amendment, the Employer has caused the same to be executed this 29th day of June, 2009.

ORLEANS HOMEBUILDERS, INC.

By:	Michael T. Vesey
Title:	President